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EXHIBIT 99.1

PRESS RELEASE

	Contact:	Donald Fleming Senior Vice President
January 22, 2003	Contact #:	(718) 667-2813
ANNOUNCEMENT:	STATEN ISLAND BANCORP INC. REPORTS FOURTH QUARTER AND ANNUAL RESULTS

        Staten Island, New York—Staten Island Bancorp, Inc. (NYSE: SIB) reported today that net income for the quarter ended December 31, 2002 was $24.6 million or $0.43 per diluted share. Net income for the year ended December 31, 2002 was $100.4 million or $1.72 per diluted share. The year end results include an after-tax credit to earnings of $4.7 million, or $0.08 per diluted share, reflecting the cumulative effect of a change in accounting treatment for certain locked loan commitments as derivative instruments.

        Commenting on the results, Harry P. Doherty, Chairman and Chief Executive Officer, stated "Driven by the strong operating performance of our retail banking and mortgage banking businesses, 2002 was a very successful year for Staten Island Bancorp." Mr. Doherty continued, "This was an outstanding quarter and year for our mortgage company, SIB Mortgage, which achieved $3.6 billion in mortgage sales in the fourth quarter, or more than double the volume of sales achieved for the third quarter, and a record $8.4 billion in mortgage loan sales for the year." Chairman Doherty went on to state that, "We demonstrated strong growth in our retail banking business with continued expansion into the New Jersey market while increasing our already leading market share in deposits in Staten Island to 31% and our core deposit base at year end grew to over 68% of total deposits. Our superior asset generation capabilities were evidenced by total asset growth of 15.5%, which was achieved while maintaining a strong level of overall credit quality. Based on these accomplishments for 2002, we continue to remain confident that the financial outlook for Staten Island Bancorp remains strong."

Financial Highlights:

  •
  Net interest income increased $9.4 million or 20.4% to $55.5 million for the fourth quarter of 2002 compared to the fourth quarter of 2001 and $46.1 million or 28.4% to $208.5 million on a year-to-year comparative basis. The improvement in net interest income was due to the lower interest rate environment, the increase in core deposits and the growth of the earning asset base. Average interest earning assets for the current quarter and year ended December 31, 2002 were $6.3 billion and $6.0 billion, respectively, representing increases of $818.7 million or 14.8% and $800.9 million or 15.3%, respectively, when compared to the same periods of one year ago. The net interest rate spread and net interest margin were 3.15% and 3.47%, respectively, for the fourth quarter of 2002 compared to 2.95% and 3.31%, respectively, for the third quarter of 2002.

  •
  The mortgage banking business conducted by the Company's subsidiary, SIB Mortgage, again had an excellent quarter on an operating basis. Total loans sold were a record $3.6 billion for the fourth quarter and a record $8.4 billion for the year. The Company's net gains on loan sales amounted to $78.5 million for the quarter ended December 31, 2002 compared to $69.3 million in the previous quarter ended September 30, 2002. This increase in net gains on loan sales was due to a $1.8 billion increase in loan sales, offset to a large extent by a 39 basis point decrease in net realized gross margin in loans sold to 2.33% from 2.72%. The decrease in margin was a result of a stabilization of interest rates in the fourth quarter of 2002 at higher levels as compared to the sharp reduction on interest rates during the third quarter of 2002, which resulted in an unusually high net realized margin. Additionally, margins were negatively impacted by a greater proportion of loans sold being conforming agency eligible loans, which traditionally is a lower gross margin business line, as well as a continued reduction in the average price received on servicing rights sold. Net gains on loan sales include two non-cash components, net deferred loan costs and the change in valuation of derivative instruments. The decline in interest rates in the third quarter resulted in an increase in the value of locked loan commitments, net of related forward sales, of $14.1 million or $0.15 per share in the third quarter of 2002 compared to a modest decrease of $400 thousand in the fair value of locked loan commitments, net of related forward sales, in the fourth quarter of 2002, which had no significant impact on earnings per share for the fourth quarter. Net gains on loan sales in the fourth quarter of 2002 were also negatively impacted by a $5.0 million provision with respect to loans originated for sale by the mortgage company, which are subject to limited standard secondary market recourse.

  •
  The overall interest rate environment continues to remain favorable to the mortgage banking business at this time and loan origination volume remains strong. It is anticipated that SIB Mortgage will sell approximately $3.5 billion in loans during the first quarter of 2003. While loan origination volume at SIB Mortgage continues to be positively impacted by the current loan interest rate environment, volume at SIB Mortgage in the future, particularly with respect to mortgage loan re-financings (which constitute approximately three quarters of SIB Mortgage's originations in recent periods), may be adversely affected by increases in interest rates. The mortgage company continues to look for market expansion opportunities and to review its current operations and product mix to maintain a profitable level of originations in all interest rate environments.

  •
  Total deposits increased $562.8 million or 19.4% for the year. The increase in deposits again reflects our success in expanding our market presence in New Jersey, with the opening of four new branches in 2002, while at the same time increasing our already dominant market share in Staten Island. Core deposits, which consist of savings, NOW, DDA and Money Market accounts increased $541.3 million in 2002, representing 96.2% of total deposit growth. At December 31, 2002, core deposits comprised 68.1% of the total deposit base, compared to 62.6% of the total deposit base at December 31, 2001. The expansion of the Bank's retail deposit base, which has increased the volume of fee related transactions also contributed to a $925 thousand or 18.7% increase in service and fee income for the quarter ended December 31, 2002 compared to the quarter ended December 31, 2001. In 2003, the Company expects to continue its successful expansion efforts with the opening of at least two branches in Brooklyn, New York and one in New Jersey.

  •
  The Bank's lending business continued to show strength in 2002, with record originations of $1.2 billion. This represents an increase of $302.7 million or 33.2% over the previous year. Single family residential loans were $872.4 million or 71.8% of the total Bank loan originations for the year.

  •
  The Company also managed its capital base through continued effective use of stock repurchase programs. During the year, the Company completed its eighth stock repurchase program and instituted its ninth such program since the Company's initial public offering in December 1997. In 2002, the Company repurchased approximately three million shares at an average price of $19.40 per share.

  •
  Total other expenses for the fourth quarter of 2002 were $106.1 million compared to $79.4 million for the fourth quarter of 2001. The increase in other expenses in the fourth quarter of 2002 compared to the fourth quarter of 2001 was primarily due to a $29.7 million increase in commission expense, a $1.6 million increase in occupancy expense, a $1.2 million increase in marketing expense, a $2.2 million increase in professional fees and a $7.1 million increase in other expenses. The increase in commission expense, professional fees and other expenses was primarily due to the increased loan origination volumes at SIB Mortgage. The increase in occupancy and marketing expenses was due to expansion of both the mortgage company and the retail branch network of the Bank.

    Total other expenses for the fourth quarter of 2001 included $21.2 million of non-cash compensation expense due to the intrinsic value method of accounting used during the period for the Company's Stock Option Plan compared to no such expense in the fourth quarter of 2002. For the year ended December 31, 2002, total other expenses include $6.2 million in compensation expense due to intrinsic value method used in accounting for the Stock Option Plan compared to $27.2 million for the year ended December 31, 2001. In September 2002, the Company discontinued the practice which led to this accounting treatment and no additional expense will be recorded.

  •
  Net losses on securities transactions for the quarter ended December 31, 2002 amounted to $2.5 million and were primarily the result of write-downs associated with management's decision to reflect market depreciation on a certain equity mutual fund holding as other than temporarily impaired.

  •
  Primarily as a result of a change in the mix of the Company's business, including a greater volume of loan originations in states with higher corporate tax rates, the Company's effective tax rate increased in 2002 to 41.1%. It is estimated that the effective tax rate will be approximately 41% for 2003.

Asset Quality

        In light of the record loan growth for the year, overall asset quality was strong at December 31, 2002. Non-accruing assets were $27.0 million at December 31, 2002, consisting of $17.3 million of non-accruing loans and $9.7 million of other real estate owned ("OREO"). This compares to $16.0 million of non-accruing loans and $7.8 million of OREO at September 30, 2002. Non-accruing loans at December 31, 2002 consisted of $11.9 million in single family residential, $2.7 million of commercial real estate, $1.1 million of construction and land and $1.6 million of other loans. The Company has a contract in place to sell one of its OREO properties with a carrying value of $4.6 million at no significant loss. Net loan charge-offs were $150 thousand in the current quarter.

        Based upon its quarterly review, management deemed it appropriate to reduce the provision for loan losses at the Mortgage Company by $3.0 million and deemed it prudent to make a $2.0 million provision at the Bank. The net effect of these activities is a $1.0 million benefit for loan losses in the fourth quarter.

        The allowance for loan losses was $22.8 million or 131.2% of total non-accruing loans at December 31, 2002, compared to $23.9 million or 149.5% of non-accruing loans at September 30, 2002 and $20.0 million or 132.8% of non-accruing loans at December 31, 2001. While no assurance can be given that future charge-offs or additional provisions will not be necessary, management believes that, based on its current review and the level of non-accruing loans and delinquencies, the current allowance for loan losses is adequate.

* * *

        "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such are "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts", "forecasts," "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

* * *

        Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, two full service branches in Brooklyn, New York and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage in 42 states. On December 31, 2002, Staten Island Bancorp had $6.9 billion in total assets and $614.3 million of total stockholders' equity.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2002	2001 (Restated)	Increase (Decrease)	2002	2001 (Restated)	Increase (Decrease)
	(000's omitted, except per share and share data)
Interest Income:
Loans	$86,445	$68,860	$17,585	$311,635	$259,412	$52,223
Securities, available for sale	15,457	26,514	(11,057)	84,059	112,466	(28,407)
Federal funds sold	418	250	168	1,438	1,105	333

Total interest income	102,320	95,624	6,696	397,132	372,983	24,149

Interest Expense:
Savings and escrow accounts	3,751	4,290	(539)	17,437	17,811	(374)
Certificates of deposits	9,014	11,834	(2,820)	39,008	53,071	(14,063)
Money market and NOW accounts	4,515	3,129	1,386	16,280	10,309	5,971
Borrowed funds	29,549	30,289	(740)	115,889	129,387	(13,498)

Total interest expense	46,829	49,542	(2,713)	188,614	210,578	(21,964)

Net interest income	55,491	46,082	9,409	208,518	162,405	46,113
Provision for Loan Losses	(985)	4,957	(5,942)	8,854	8,757	97

Net interest income after provision for loan losses	56,476	41,125	15,351	199,664	153,648	46,016
Other Income (Loss):
Service and fee income	5,883	4,958	925	25,328	19,342	5,986
Net gains on loan sales	78,497	39,577	38,920	218,987	91,829	127,158
Loan fees	10,092	6,155	3,937	29,187	16,660	12,527
Securities transactions	(2,506)	(14,677)	12,171	(395)	(14,613)	14,218

	91,966	36,013	55,953	273,107	113,218	159,889
Other Expenses:
Personnel	25,126	39,513	(14,387)	96,260	90,108	6,152
Commissions	53,848	24,152	29,696	129,327	51,687	77,640
Occupancy and equipment	4,942	3,315	1,627	16,462	12,819	3,643
Amortization of intangible assets	145	1,152	(1,007)	581	5,343	(4,762)
Data processing	1,674	1,497	177	6,690	6,015	675
Marketing	1,683	443	1,240	5,497	2,504	2,993
Professional fees	3,823	1,584	2,239	12,520	4,255	8,265
Other	14,876	7,759	7,117	43,011	24,436	18,575

Total other expenses	106,117	79,415	26,702	310,348	197,167	113,181

Income before provision for income taxes	42,325	(2,277)	44,602	162,423	69,699	92,724
Provision for Income Taxes	17,763	(3,417)	21,180	66,776	23,966	42,810

Income before cumulative effect of accounting change	24,562	1,140	23,422	95,647	45,733	49,914
Cumulative effect of change in accounting principle, net of tax	—	—	—	4,731	—	4,731

Net Income	$24,562	$1,140	$23,422	$100,378	$45,733	$54,645

Earnings Per Share Before Cumulative Effect of Accounting Change:(1)
Basic	$0.45	$0.03		$1.71	$0.76
Fully Diluted	$0.43	$0.02		$1.64	$0.75
Earnings Per Share After Cumulative Effect of Accounting Change:(1)
Basic	$0.45	$0.03		$1.80	$0.76
Fully Diluted	$0.43	$0.02		$1.72	$0.75
Dividends Declared	$0.13	$0.10		$0.49	$0.34
Weighted Average: Fully Diluted(1)
Common Shares	90,260,624	90,260,624		90,260,624	90,260,624
Less: Unallocated ESOP/RRP Shares	5,073,993	5,501,952		5,234,581	5,683,859
Less: Treasury Shares	27,721,717	25,815,202		26,761,372	23,441,722

	57,464,914	58,943,470		58,264,671	61,135,043

(1)
Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

	December 31, 2002	December 31, 2001 (Restated)	Increase (Decrease)
	(000's omitted)
ASSETS:
Cash and due from banks	$137,085	$116,846	$20,239
Federal funds sold	237,000	38,000	199,000
Securities available for sale	1,023,582	1,528,639	(505,057)
Loans, net of allowance for loan losses of $22,773 in 2002 and $20,041 in 2001	3,422,492	2,806,619	615,873
Loans held for sale	1,750,861	1,185,593	565,268
Accrued interest receivable	23,976	28,601	(4,625)
Bank premises and equipment, net	47,545	38,939	8,606
Intangible assets, net	57,881	58,871	(990)
Other assets	234,673	202,945	31,728

Total assets	$6,935,095	$6,005,053	$930,042

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Due Depositors—
Savings	$1,045,767	$868,028	$177,739
Certificates of deposit	1,105,370	1,083,900	21,470
Money market	639,037	350,558	288,479
NOW accounts	134,450	115,349	19,101
Demand deposits	539,510	483,493	56,017

Total deposits	3,464,134	2,901,328	562,806
Borrowed funds	2,756,927	2,451,762	305,165
Advances from borrowers for taxes and insurance	23,537	17,495	6,042
Accrued interest and other liabilities	76,229	70,665	5,564

Total liabilities	6,320,827	5,441,250	879,577

STOCKHOLDERS' EQUITY:
Common stock, par value $.01 per share, 100,000,000 shares authorized, 90,260,624 issued and 60,269,397 outstanding at December 31, 2002 and 90,260,624 issued and 62,487,286 outstanding at December 31, 2001	902	902	—
Additional paid-in-capital	586,405	569,959	16,446
Retained earnings	391,739	317,209	74,530
Unallocated common stock held by ESOP	(27,468)	(30,215)	2,747
Unearned common stock held by RRP	(8,893)	(14,333)	5,440
Treasury stock (29,991,227 shares at December 31, 2002 and 27,773,338 at December 31, 2001), at cost	(339,982)	(289,469)	(50,513)

	602,703	554,053	48,650
Accumulated other comprehensive income, net of taxes	11,565	9,750	1,815

Total stockholders' equity	614,268	563,803	50,465

Total liabilities and stockholders' equity	$6,935,095	$6,005,053	$930,042

See accompanying notes to consolidated financial statements.

SELECTED DATA (unaudited)

	At or For the Three Months Ended December 31,		At or For the Year Ended December 31,
	2002	2001 (Restated)	2002	2001 (Restated)
	(Dollars in thousands, except per share data)
Performance Ratios:
Return on average assets	1.40%	0.08%	1.53%	0.81%
Return on average equity	16.00%	0.77%	17.13%	7.92%
Earnings per share before accounting change
Earnings per share—Fully diluted(1)	$0.43	$0.02	$1.64	$0.75
Earnings per share after accounting change
Earnings per share—Fully diluted(1)	$0.43	$0.02	$1.72	$0.75
Average interest-earning assets to average interest-bearing liabilities	110.96%	114.03%	112.19%	114.92%
Interest rate spread	3.15%	2.81%	3.07%	2.50%
Net interest margin	3.47%	3.31%	3.45%	3.10%
Noninterest expenses, exclusive of amortization of intangible assets, to average assets	6.03%	5.19%	4.72%	3.39%
Efficiency ratio	70.59%	80.87%	64.23%	66.05%
Capital and Other Ratios:
Average equity to average assets	8.73%	9.77%	8.92%	10.21%
Tangible equity to assets at end of period	7.93%	8.28%	7.93%	8.28%
Total capital to risk-weighted assets	14.92%	14.41%	14.92%	14.41%
Tangible book value per share(1)	$9.23	$8.08	$9.23	$8.08
Asset Quality:
Non-accruing loans and real estate owned to total assets at end of the period	0.39%	0.27%	0.39%	0.27%
Allowance for loan losses to non-accruing loans at end of period	131.20%	132.79%	131.20%	132.79%
Allowance for loan losses to total loans at end of period	0.44%	0.50%	0.44%	0.50%
Non-accruing loans	$17,357	$15,093	$17,357	$15,093
Non-accruing loans and real estate owned	$27,038	$16,320	$27,038	$16,320
Allowance for loan losses	$22,773	$20,041	$22,773	$20,041

(1)
Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.

Segment Reporting Table
For The Three Months Ended December 31, 2002 and 2001

	Quarter Ended December 31, 2002 (000's omitted) unaudited
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$32,938	$88,317	$(18,935)	$102,320

Interest expense	21,328	44,436	(18,935)	46,829

Net Interest income	11,610	43,881	—	55,491
Provision for loan losses	(2,985)	2,000	—	(985)
Other income (loss):
Service and fee income	—	5,883	—	5,883
Net gains (losses) on loan sales	80,935	330	(2,768)	78,497
Loan fees	9,970	122	—	10,092
Securities transactions	—	(2,506)	—	(2,506)

Total other income (loss)	90,905	3,829	(2,768)	91,966
Other expenses	84,915	21,202	—	106,117

Income before provision for income taxes	20,585	24,508	(2,768)	42,325
Provision for income taxes	8,543	10,244	(1,024)	17,763

Income before cumulative effect of accounting change	12,042	14,264	(1,744)	24,562
Cumulative effect of change in accounting principle, net of tax	—	—	—	—

Net income	$12,042	$14,264	$(1,744)	$24,562

	Quarter Ended December 31, 2001 (000's omitted) unaudited and restated
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$23,258	$96,927	$(24,561)	$95,624

Interest expense	25,744	48,359	(24,561)	49,542

Net Interest income	(2,486)	48,568	—	46,082
Provision for loan losses	1,791	3,166	—	4,957
Other income (loss):
Service and fee income	—	4,958	—	4,958
Net gains (losses) on loan sales	39,006	876	(305)	39,577
Loan fees	6,096	59	—	6,155
Securities transactions	—	(14,677)	—	(14,677)

Total other income (loss)	45,102	(8,784)	(305)	36,013
Other expenses	39,432	39,983	—	79,415

Income before provision for income taxes	1,393	(3,365)	(305)	(2,277)
Provision for income taxes	582	(3,887)	(112)	(3,417)

Income before cumulative effect of accounting change	811	522	(193)	1,140
Cumulative effect of change in accounting principle, net of tax	—	—	—	—

Net income	$811	$522	$(193)	$1,140

Segment Reporting Table
For The Year Ended December 31, 2002 and 2001

	Year Ended December 31, 2002 (000's omitted) unaudited
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$101,012	$358,511	$(62,391)	$397,132

Interest expense	67,725	183,280	(62,391)	188,614

Net Interest income	33,287	175,231	—	208,518
Provision for loan losses	4,724	4,130	—	8,854
Other income (loss):
Service and fee income	—	25,328	—	25,328
Net gains (losses) on loan sales	230,023	677	(11,713)	218,987
Loan fees	28,436	751	—	29,187
Securities transactions	—	(395)	—	(395)

Total other income (loss)	258,459	26,361	(11,713)	273,107
Other expenses	223,876	86,472	—	310,348

Income before provision for income taxes	63,146	110,990	(11,713)	162,423
Provision for income taxes	26,206	44,904	(4,334)	66,776

Income before cumulative effect of accounting change	36,940	66,086	(7,379)	95,647
Cumulative effect of change in accounting principle, net of tax	4,731	—	—	4,731

Net income	$41,671	$66,086	$(7,379)	$100,378

	Year Ended December 31, 2001 (000's omitted) unaudited and restated
	Mortgage Banking	Community Banking	Elimination of Intersegment Items	Total
Interest income	$63,219	$360,137	$(50,373)	$372,983

Interest expense	51,556	209,395	(50,373)	210,578

Net Interest income	11,663	150,742	—	162,405
Provision for loan losses	3,292	5,465	—	8,757
Other income (loss):
Service and fee income	—	19,342	—	19,342
Net gains (losses) on loan sales	93,480	(679)	(972)	91,829
Loan fees	15,929	731	—	16,660
Securities transactions	—	(14,613)	—	(14,613)

Total other income (loss)	109,409	4,781	(972)	113,218
Other expenses	95,522	101,645	—	197,167

Income before provision for income taxes	22,258	48,413	(972)	69,699
Provision for income taxes	9,241	15,085	(360)	23,966

Income before cumulative effect of accounting change	13,017	33,328	(612)	45,733
Cumulative effect of change in accounting principle, net of tax	—	—	—	—

Net income	$13,017	$33,328	$(612)	$45,733

        The Mortgage Company sells various types of loans in the secondary market.

        The following table summarizes loans sold and gross margins realized by the types of loan loan excluding the effect of market value changes on loan commitments (unaudited).

	Quarter Ended December 31, 2002
Type	Volume	Net Realized Gross Gain	Net Realized Gross Margin
Agency Eligible	$1,852,958,968.46	$41,382,562.49	2.23%
H/A/VA	584,203,612.95	15,606,521.74	2.67%
Jumbo	324,581,505.00	4,869,021.27	1.50%
Alt-A	737,708,053.53	18,837,475.36	2.55%
Sub Prime	90,773,971.00	2,826,323.93	3.11%

Total	$3,590,226,110.94	$83,521,904.79	2.33%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	QUARTER ENDED
	December 31, 2002	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001
	(000's omitted, except per share and share data)
		(Restated)	(Restated)	(Restated)	(Restated)
Interest Income:
Loans	$86,445	$79,552	$75,755	$69,883	$68,860
Securities, available for sale	15,457	20,761	24,016	23,825	26,514
Federal funds sold	418	322	189	509	250

Total interest income	102,320	100,635	99,960	94,217	95,624

Interest Expense:
Savings and escrow	3,751	4,285	4,918	4,483	4,290
Certificates of deposits	9,014	9,837	9,811	10,346	11,834
Money market and NOW	4,515	4,423	3,985	3,357	3,129
Borrowed funds	29,549	29,821	28,379	28,140	30,289

Total interest expense	46,829	48,366	47,093	46,326	49,542

Net interest income	55,491	52,269	52,867	47,891	46,082
Provision for Loan Losses	(985)	3,349	4,990	1,500	4,957

Net interest income after provision for loan losses	56,476	48,920	47,877	46,391	41,125
Other Income (Loss):
Service and fee income	5,883	5,865	8,528	5,052	4,958
Net gains on loan sales	78,497	69,326	34,894	36,270	40,337
Loan fees	10,092	7,252	5,063	6,780	6,155
Securities transactions	(2,506)	1,512	432	167	(171)

	91,966	83,955	48,917	48,269	51,279
Other Expenses:
Personnel	25,126	9,905	21,728	39,501	38,150
Commissions	53,848	33,735	21,105	20,639	24,152
Occupancy and equipment	4,942	4,085	3,814	3,621	3,315
Amortization of intangible assets	145	138	153	145	1,152
FDIC Insurance	136	131	125	120	116
Data processing	1,674	1,643	1,667	1,706	1,497
Marketing	1,683	1,322	1,382	1,110	443
Professional fees	3,823	2,978	3,059	2,660	1,584
Other	14,740	10,232	9,249	8,278	7,643

Total other expenses	106,117	64,169	62,282	77,780	78,052

Income before provision for income taxes	42,325	68,706	34,512	16,880	14,352
Provision for Income Taxes	17,763	28,230	13,927	6,856	3,571

Income before cumulative effect of accounting change	24,562	40,476	20,585	10,024	10,781
Cumulative effect of change in accounting principle, net of tax	—	4,731	—	—	—

Net Income	$24,562	$45,207	$20,585	$10,024	$10,781

Earnings Per Share Before Cumulative Effect of Accounting Change:(1)
Basic	$0.45	$0.73	$0.36	$0.18	$0.03
Fully Diluted	$0.43	$0.70	$0.35	$0.16	$0.02
Earnings Per Share After Cumulative Effect of Accounting Change:(1)
Basic	$0.45	$0.81	$0.36	$0.18	$0.03
Fully Diluted	$0.43	$0.78	$0.35	$0.16	$0.02
Dividends Declared Per Share(1)	$0.13	$0.13	$0.12	$0.11	$0.10
Stock Closing Price	20.140	17.400	19.200	19.680	16.310
Weighted Average—Fully Diluted Shares(1)
Common Shares	90,260,624	90,260,624	90,260,624	90,260,624	90,260,624
Less: Unallocated ESOP/RRP Shares	5,073,993	5,181,972	5,296,410	5,390,001	5,501,952
Less: Treasury Shares	27,721,717	27,504,031	26,105,952	25,686,409	25,815,202

	57,464,914	57,574,621	58,858,262	59,184,214	58,943,470

(1)
Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (unaudited)

	Three Months Ended December 31,
	2002			2001 (Restated)
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(000's omitted)
Interest-earning assets:
Loans receivable(1):
Real estate loans	$5,027,116	$84,372	6.66%	$3,764,890	$66,469	7.00%
Other loans	108,591	2,073	7.57%	111,487	2,391	8.51%

Total loans	5,135,707	86,445	6.68%	3,876,377	68,860	7.05%
Securities	1,079,580	15,457	5.68%	1,575,297	26,514	6.68%
Other interest-earning assets(2)	120,987	418	1.37%	65,866	250	1.51%

Total interest-earning assets	6,336,274	102,320	6.41%	5,517,540	95,624	6.88%

Noninterest-earning assets	637,097			462,729

Total assets	$6,973,371			$5,980,269

Interest-bearing liabilities:
Deposits:
NOW and money market deposits	$747,893	4,515	2.39%	$427,484	3,129	2.90%
Savings and escrow accounts	1,054,998	3,751	1.41%	856,331	4,290	1.99%
Certificates of deposit	1,146,591	9,014	3.12%	1,056,563	11,834	4.44%

Total deposits	2,949,482	17,280	2.32%	2,340,378	19,253	3.26%
Total Other Borrowings	2,761,095	29,549	4.25%	2,498,386	30,289	4.81%

Total interest-bearing liabilities	5,710,577	46,829	3.25%	4,838,764	49,542	4.06%

Noninterest-bearing liabilities (3)	653,676			557,263

Total liabilities	6,364,253			5,396,027
Stockholders' equity	609,118			584,242

Total liabilities and stockholders' equity	$6,973,371			$5,980,269

Net interest-earning assets	$625,697			$678,776

Net interest income/interest rate spread		$55,491	3.15%		$46,082	2.81%

Net interest margin			3.47%			3.31%

Ratio of average interest-earning assets to average interest-bearing liabilities			110.96%			114.03%

(1)
The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.

(2)
Includes money market accounts and Federal Funds sold.

(3)
Consists primarily of demand deposit accounts.

	Year Ended December 31,
	2002			2001 (Restated)
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(000's omitted)
Interest-earning assets:
Loans receivable(1):
Real estate loans	$4,394,114	$302,935	6.89%	$3,366,083	$248,875	7.39%
Other loans	106,781	8,700	8.15%	115,454	10,537	9.13%

Total loans	4,500,895	311,635	6.92%	3,481,537	259,412	7.45%
Securities	1,450,722	84,059	5.79%	1,722,506	112,466	6.53%
Other interest-earning assets(2)	96,362	1,438	1.49%	43,065	1,105	2.57%

Total interest-earning assets	6,047,979	397,132	6.57%	5,247,108	372,983	7.11%

Noninterest-earning assets	519,271			406,711

Total assets	$6,567,250			$5,653,819

Interest-bearing liabilities:
Deposits:
NOW and money market deposits	$644,567	16,280	2.53%	$330,278	10,309	3.12%
Savings and escrow accounts	1,000,455	17,437	1.74%	817,890	17,811	2.18%
Certificates of deposit	1,116,366	39,008	3.49%	1,017,634	53,071	5.22%

Total deposits	2,761,388	72,725	2.63%	2,165,802	81,191	3.75%
Total Other Borrowings	2,629,271	115,889	4.41%	2,399,963	129,387	5.39%

Total interest-bearing liabilities	5,390,659	188,614	3.50%	4,565,765	210,578	4.61%

Noninterest-bearing liabilities(3)	590,589			510,692

Total liabilities	5,981,248			5,076,457
Stockholders' equity	586,002			577,362

Total liabilities and stockholders' equity	$6,567,250			$5,653,819

Net interest-earning assets	$657,320			$681,343

Net interest income/interest rate spread		$208,518	3.07%		$162,405	2.50%

Net interest margin			3.45%			3.10%

Ratio of average interest-earning assets to average interest-bearing liabilities			112.19%			114.92%

(1)
The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.

(2)
Includes money market accounts and Federal Funds sold.

(3)
Consists primarily of demand deposit accounts.

        LOAN PORTFOLIO COMPOSITION—The following table sets forth the composition of the Company at the dates indicated.

	December 31, 2002	December 31, 2001	Increase (Decrease)
	(000's omitted) (unaudited)
Mortgage loans:(1)
Single-family residential	$2,671,041	$2,062,336	$608,705
Multi-family residential	56,545	48,783	7,762
Commercial real estate	418,708	335,821	82,887
Construction and land	153,144	245,515	(92,371)
Home equity	19,032	12,815	6,217

Total mortgage loans	3,318,470	2,705,270	613,200
Other loans:
Student loans	228	288	(60)
Passbook loans	8,692	7,477	1,215
Commercial business loans	62,777	60,899	1,878
Other consumer loans	37,362	42,355	(4,993)

Total other loans	109,059	111,019	(1,960)

Total loans receivable	3,427,529	2,816,289	611,240
Less:
Premium (discount) on loans purchased	3,941	5,135	(1,194)
Allowance for loan losses	(22,773)	(20,041)	(2,732)
Deferred loan costs (fees)	13,795	5,236	8,559

Loans receivable, net	$3,422,492	$2,806,619	$615,873

(1)
Mortgage loans held for sale, at December 31, 2002 and December 31, 2001, of $1.8 billion and $1.2 billion, respectively, are not included in this table.

        LOAN PAST DUE 90 DAYS OR MORE STILL ACCRUING AND NON-ACCRUING ASSETS.    The following tables set forth information with respect to non-accruing loans, other real estate owned, repossessed assets, loans past due 90 days or more and still accruing and non-accruing securities.

	December 31, 2002	December 31, 2001
	(000's omitted) (unaudited)
Non-Accruing Loan Assets
Mortgage loans:
Single-family residential	$11,942	$7,663
Multi-family residential	—	—
Commercial real estate	2,687	4,086
Construction and land	1,094	2,117
Home equity	—	38
Other loans:
Commercial business loans	797	558
Other consumer loans	837	631

Total non-accrual loans	17,357	15,093
Other real estate owned and repossessed assets, net	9,681	1,227

Total non-accruing loan assets	27,038	16,320
Loans past due 90 days or more and still accruing	5,684	7,213

Non-accruing loan assets and loans past due 90 days or more and still accruing	$32,722	$23,533

Non-accruing loan assets to total *HFI & **HFS loans	0.53%	0.41%
Non-accruing loan assets to total assets	0.39%	0.27%
Non-accruing loans to total *HFI & **HFS loans	0.34%	0.38%
Non-accruing loans to total assets	0.25%	0.25%

*
Held for Investment
**
Held for Sale

        DELINQUENT LOANS:    The following table sets forth information concerning delinquent loans at the dates indicated. The amounts presented represent the total outstanding principal balances of the related loans held in portfolio and held for sale loans, rather than the actual payment amounts which are past due.

	December 31, 2002	December 31, 2001
	(000's Omitted) (unaudited)
90 Days or More
Mortgage loans:
Single-family residential	$4,451	$5,432
Multi-family residential	—	—
Commercial real estate	—	—
Construction and land	940	509
Home equity	—	30

Total mortgage loans	5,391	5,971
Other loans:
Commercial business loans	41	774
Other loans	252	468

Total other loans	293	1,242

Total	5,684	7,213

	December 31, 2002	December 31, 2001
60-89 Days
Mortgage loans:
Single-family residential	$6,699	$5,945
Multi-family residential	—	162
Commercial real estate	493	1,510
Construction and land	465	5,339
Home equity	8	258

Total mortgage loans	7,665	13,214
Other loans:
Commercial business loans	124	42
Other loans	418	586

Total other loans	542	628

Total	8,207	13,842

	December 31, 2002	December 31, 2001
30-59 Days
Mortgage loans:
Single-family residential	$16,496	$15,634
Multi-family residential	—	567
Commercial real estate	3,646	3,848
Construction and land	2,787	9,113
Home equity	51	62

Total mortgage loans	22,980	29,224
Other loans:
Commercial business loans	3,014	1,257
Other loans	1,523	2,645

Total other loans	4,537	3,902

Total	27,517	33,126

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  EXHIBIT 99.1
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)
SELECTED DATA (unaudited)
Segment Reporting Table For The Three Months Ended December 31, 2002 and 2001
Segment Reporting Table For The Year Ended December 31, 2002 and 2001
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (unaudited)